Exhibit 10.13

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material.

PRIVATE & CONFIDENTIAL

Dated the 5th day of November 2024

LAW CHUN MING JOHNNY

and

GLAMOORE CAPITAL GROUP COMPANY LIMITED

and

ACTIVE IDEAL HOLDINGS LIMITED

DEED OF SET-OFF

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THIS DEED is made on the 5th day of November 2024

BETWEEN

(1)	LAW CHUN MING JOHNNY, holder of Hong Kong identity card number [*], whose address is at [*] (“Mr. Law”);

(2)	GLAMOORE CAPITAL GROUP COMPANY LIMITED, a company incorporated under the laws of the Cayman Islands, whose registered office is at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 32311, Grand Cayman KY1-1209, Cayman Islands (“GLAMOORE”);

(3)	ACTIVE IDEAL HOLDINGS LIMITED, a company incorporated under the laws of British Virgin Islands whose registered office is at Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG 1110, British Virgin Islands (“Active Ideal”).

(each a “Party”, together, the “Parties”)

WHEREAS

(A)	On 5 November 2024, Mr. Law, GLAMOORE, and Grand Moore Capital Limited (“Grand Moore”) entered into a deed of assignment, pursuant to which Grand Moore’s rights, benefits, title and interests in certain debts in the sum of HK$2,738,736 owed by Mr. Law to Grand Moore were assigned to GLAMOORE.

(B)	As of the date of this Deed, the amount due from Mr. Law to GLAMOORE amounted to a total of HK$2,738,736 (the “Amount Due from Mr. Law”).

(C)	As of the date of this Deed, the amount due to Active Ideal from GLAMOORE amounted to a total of HK$4,223,839 (the “Amount due to Active Ideal”).

(D)	After the arm’s length negotiation between the Parties, the Parties have agreed to off-set the Amount Due from Mr. Law, on a dollar-to-dollar basis, against the equivalent amount of the Amount Due to Active Ideal, on the terms and conditions set out in this Deed.

IT IS HEREBY AGREED as follows:

1.	INTERPRETATION AND DEFINITIONS

1.1.	The headings in this Deed shall not affect the interpretation of this deed.

1.2.	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

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2.	SET-OFF

2.1.	The Parties hereby agree, acknowledge and covenant with each other that the Amount Due from Mr. Law as of the date of this Deed, being HK$2,738,736, shall be offset against on a dollar-to-dollar basis, against the Amount Due to Active Ideal as of the date of this Deed, being HK$4,223,839 (the “Set-Off”).

2.2.	The Parties hereby agree and acknowledge that, after the Set-Off effectuated in accordance with Clause 2.1 of this Deed, the remaining balance of the Amount Due to Active Ideal shall be in the amount of HK$1,485,103.

3.	RELEASE AND DISCHARGE

3.1.	In consideration of and subject to the entire amount of the Amount Due from Mr. Law is being offset against, on a dollar-to-dollar basis, the Amount Due to Active Ideal, GLAMOORE hereby irrevocably and unconditionally releases and discharges Mr. Law from any and all obligations, liabilities, losses, damages, demands, claims, suits or actions of whatsoever nature arising form and in any way relating to the Amounts Due from Mr. Law.

4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1.	Each Party represents and warrants to each other Party that:

4.1.1.	it/he has full power, authority and legal right to execute and perform this Deed;

4.1.2.	in the case of GLAMOORE and Active Ideal, it has taken all necessary legal and corporate action to authorise the execution and performance of this Deed; and

4.1.3.	this Deed constitute a legal, valid and binding obligation of such Party in accordance with its terms.

5.	NOTICES

5.1.	Any notice required to be given under this Deed shall be sufficiently given if delivered personally or forwarded by registered post to the relevant Party at its address set out below (or such other address as the addressee has by 5 days prior written notice specified to the other party):

To Mr. Law

Address	:	[*]
Attention	:	LAW Chun Ming Johnny

To GLAMOORE

Address	:	Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 32311, Grand Cayman KY1-1209, Cayman Islands

Attention	:	Board of Directors

To Active Ideal

Address	:	Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG 1110, British Virgin Islands

Attention	:	Board of Directors

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5.2.	Any notice delivered personally shall be deemed to have been served at the time of delivery. Any notice sent by pre-paid registered post shall be deemed to have been served 3 business days after the time at which it was posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted by prepaid registered letter post.

5.3.	This Deed shall be binding on and enure for the benefit of each party’s successors and permitted assigns (as the case may be).

6.	GENERAL

6.1.	Subject to any term implied by law, this Deed represents the whole and only agreement between the Parties in relation to its subject matter and supersedes any previous agreement or arrangement (whether written or oral) between the Parties in relation to its subject matter save that nothing in this Deed shall exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

6.2.	At any time after the date of this Deed, each Party shall, at its/her own cost and expense, execute and/or deliver or procure the execution and/or delivery of such document(s), and/or do or perform or procure the doing or performance of such acts and things, as may be required by law or as any other Party may reasonably require to implement and/or give effect to this Deed.

6.3.	No amendment of this Deed shall be valid unless it is in writing and duly executed by or on behalf of all of the Parties to this Deed.

6.4.	This Deed may be executed in any number of counterparts and by any Party on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

6.5.	If at any time one or more provision of this Deed is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions of this Deed shall not thereby in any way be affected or impaired.

7.	GOVERNING LAW AND JURISDICTION

7.1.	This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Hong Kong.

7.2.	The Parties hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong in respect of any dispute which might arise under or in relation to this Deed.

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THIS DEED has been executed and delivered by or on behalf of each of the parties on the date first above written.

Mr. Law

SIGNED, SEALED and DELIVERED	)
as a DEED by LAW CHUN MING JOHNNY	)
(holder of Hong Kong Identity Card: [*]))
in the presence of:	)
)
)
Signature of Witness	)
)
Name of Witness	)

GLAMOORE

EXECUTED AND DELIVERED AS A DEED	)
by GLAMOORE CAPITAL GROUP	)
COMPANY LIMITED	)
and SIGNED by CHU CHUN YI	)
as its director	)
in the presence of:	)
)
)
Signature of Witness	)
)
Name of Witness	)

ACTIVE IDEAL

EXECUTED AND DELIVERED AS A DEED	)
by ACTIVE IDEAL HOLDINGS LIMITED	)
and SIGNED by LEI IAT SENG	)
as its director	)
in the presence of:	)
)
)
Signature of Witness	)
)
Name of Witness	)

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